Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 1 of NÖK Therapeutics, Inc. of our report dated September 17, 2024, relating to our audit of the financial statements of NÖK Therapeutics, Inc. for the period from inception (May 22, 2024) to June 30, 2024. We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Tampa, Florida

September 25, 2024

3702 W Spruce St #1430     ●     Tampa, Florida 33607     ●     +1.813.441.9707